Exhibit 99.1

For Immediate Release

SWK Holdings Appoints Chief Financial Officer

Company Also Promotes Controller

DALLAS, July 8, 2024 -SWK Holdings Corporation (Nasdaq: SWKH) (“SWK” or the “Company”), a life science-focused specialty finance company catering to small- and mid-sized commercial-stage companies, is pleased to announce the appointment of Adam C. Rice, CPA, as Chief Financial Officer (CFO) of the company and the promotion of Courtney Baker, CPA, to Controller.

With over 18 years of senior-level finance and accounting leadership experience, Rice has led financial operations management, corporate financial planning and analysis, strategic planning and financial statement reporting. He was previously CFO of Park Cities Asset Management, an SEC registered alternative investment advisory firm.

During his career Rice has held a variety of finance leadership positions with both public and private companies in the real estate sector. He began his career as a staff accountant at Ernst & Young. Rice has a Bachelor of Science in Accounting and a Master of Science in Accounting, both from Texas Tech University. He is a Certified Public Accountant (CPA) registered in the state of Texas.

Baker initially joined SWK Holdings as Assistant Controller in July 2023. Prior to SWK, she worked for a leading government services contractor in the defense and aerospace industry, specializing in revenue recognition. Her background includes technical accounting, SEC reporting, M&A activity, due diligence, purchase price allocation, and system integration.

Prior to that, Baker worked in the financial services industry where she specialized in system upgrades and process improvements. She holds a Bachelor of Science in Business Administration from Tarleton State University where she became a member of the Delta Mu Delta International Business Honor Society and is a Certified Public Accountant (CPA) registered in the state of Texas.

“It’s a pleasure to welcome Adam to SWK. He brings finance, accounting, and operations expertise combined with a thorough understanding of the asset management business,” said SWK CEO Jody Staggs.

“Courtney has proactively assumed additional responsibility over the past six months and her promotion is well deserved. I am confident SWK’s finance and accounting function are in good hands with Adam and Courtney,” added Staggs.

About SWK Holdings Corporation

SWK Holdings Corporation is an innovative, life science-focused, specialty finance company, strategically collaborating with small and mid-sized, commercial-stage healthcare entities. Our mission is to provide non-dilutive financing, to empower the advancement and commercialization of critical medical technologies and products that significantly enhance and save lives.

Known for innovative financing structures, SWK offers flexible solutions at an attractive cost of capital, dedicated to fostering enduring value for all stakeholders. Our suite of solutions encompasses structured debt, traditional royalty monetization, synthetic royalty transactions, and hybrid structures, typically tailored to transactions ranging from $5 million to $25 million in size. Additional information is available at www.swkhold.com.

Safe Harbor Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For Further information contact:

Ira M. Gostin

Irlabs.

775-391-0213

InvestorRelations@swkhold.com